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                               Exhibit 10(xliv)
                               ________________

                           SIXTH AMENDMENT OF LEASE

          THIS SIXTH AMENDMENT OF LEASE (this "Sixth Amendment"), dated as of December 26, 1995, between RREEF USA, FUND-III, a California group trust ("Landlord"), having an office c/o the RREEF Funds, Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York corporation ("Tenant"), having an office at 125 Maiden Lane, New York, New York.

                             W I T N E S S E T H:
                             _ _ _ _ _ _ _ _ _ _

          WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement, dated as of December 30, 1986 (the "Original Lease"), whereby Landlord leased to Tenant and Tenant hired from Landlord certain premises in the building located at 125 Maiden Lane, New York, New York (the "Building"), all as more particularly described in the Original Lease; and

          WHEREAS, Landlord and Tenant entered into (i) that certain Amendment, dated August 31, 1988 (the "First Amendment"), (ii) that certain Second Amendment to Lease, dated November 10, 1988 (the "Second Amendment"), (iii) that certain Third Amendment to Lease, dated May 10, 1989 (the "Third Amendment"), (iv) that certain Fourth Amendment to Lease, dated as of April 14, 1995 (the "Fourth Amendment"), and that certain Fifth Amendment to Lease, dated as of December 26, 1995, (the "Fifth Amendment"); and

          WHEREAS, the Original Lease, as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, is hereinafter referred to as the "Lease"; and

          WHEREAS, Landlord and Tenant desire to make further modifications to the Lease, all as more particularly set forth in this Sixth Amendment.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree to modify the Lease as follows:

     1. Definitions. All capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Lease.

     2. Taxes. Effective as of the date hereof, Section 4(c) of the Fifth Amendment is deleted in its entirety and the following substituted in its place:

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          "(c) (i)  Tenant hereby requests that an application for abatement of real property taxes pursuant to Title 4 of the Real Property Tax Law (the "RPTL") be filed by Landlord and Tenant (any abatement granted pursuant to said Title 4 being hereinafter referred to as the ("Tax Abatement") for the Premises. Tenant hereby acknowledges that Tenant shall be solely responsible for (x) the expenditure of all amounts and the performance of all work to the Premises necessary to obtain the Tax Abatement and (y) the preparation of the application, the annual reports and other documentation required pursuant to Title 4 of the RPTL (including, without limitation, pursuant to Sections 499-d and 499-f of the RPTL). All fees, charges and other expenses incurred in connection with the application and continuing eligibility for the Tax Abatement shall be the sole responsibility of Tenant.

               (ii) Pursuant to Section 499-c.5. of the RPTL, Tenant is hereby informed that:

          (v) the percentage of the Building's aggregate floor area allocated to the Premises, and "tenant's percentage share" for the purposes of Title 4 of the RPTL, is, as of the date hereof, 28.233%;

          (w) an application for abatement of real property taxes pursuant to Title 4 of the RPTL will be made for the Premises;

          (x) the Fixed Base Rent and additional rent payable by Tenant under this Lease, including amounts payable by Tenant for real property taxes, will accurately reflect any abatement of real property taxes granted pursuant to Title 4 of the RPTL for the Premises;

          (y) at least $10 per square foot of space in the Premises must be spent on improvements to the Premises and the common areas of the Building since the Lease, as modified by this Sixth Amendment, is considered a renewal lease pursuant to Title 4 of the RPTL; and

          (z) all abatements granted with respect to a building pursuant to Title 4 of the RPTL will be revoked if, during the benefit period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in subdivision 4 of
               Section 499-f of the RPTL.

               (iii) The lease commencement date of the Lease, solely for the purposes of Title 4 of the RPTL, is January 1, 1997.

               (iv) If the Tax Abatement shall be granted to Tenant, Landlord shall credit against future installments of the Tax Payment the amount of the Tax Abatement to which Tenant shall be entitled (or if the Tax Abatement shall exceed the amount that Landlord is able to credit, pay to Tenant) as and when the same shall be received by Landlord.

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               (v)       If the Tax Abatement shall be granted and is
                         thereafter terminated or reduced or recalculated as a result of a change in the billable assessed value of the Building or for any other reason (unless due solely to Landlord's acts, failure to perform any acts required under Title 4 of the RPTL (including the timely payment of real property taxes provided Tenant shall have paid to Landlord the applicable installments of the Tax Payment when due) or misrepresentations), Tenant shall be responsible for and shall pay to Landlord within 30 days after demand the resulting increase in Taxes payable by Landlord (including any retroactive increase), and all interest and penalties relating thereto. If the Tax Abatement shall be granted and is thereafter terminated or reduced or recalculated due solely to Landlord's acts, failure to perform any acts required under Title 4 of the RPTL or misrepresentations, Tenant's Tax Payment shall be determined as if such abatement or reduction were not terminated or reduced as aforesaid. Tenant shall notify Landlord, and Landlord shall notify Tenant, within 10 days following the occurrence of any event which may cause the Tax Abatement to be terminated or reduced or recalculated.

               (vi) Upon the request of Tenant, Landlord shall complete, execute and submit with Tenant all applications (including any revised applications therefor), certificates of continuing eligibility and such other documents, certificates and instruments that the New York City Department of Finance may require in order to issue a certificate of abatement granting the Tax Abatement or in order to maintain the Tax Abatement in effect.

               (vii) Tenant hereby acknowledges that Landlord has made no representations or warranties to Tenant with respect to Title 4 of the RPTL or of any potential Tax Abatement. Tenant's obligation to pay the Tax Payment shall not in any way be affected, reduced or impaired by reason of Tenant's failure to qualify for, or obtain, any potential Tax Abatement."

     3. Modifications to Fifth Amendment. Effective as of the date hereof, the provisions of Sections 6 and 8 of the Fifth Amendment shall be deemed null and void and of no further force or effect. Notwithstanding the foregoing, if Tenant shall not receive a "certificate of eligibility" (as such term is used in Title 4 of the RPTL) for the Tax Abatement for any reason on or before December 31, 1997, then the provisions of Sections 6 and 8 of the Fifth Amendment shall automatically be deemed to be revived and be in full and force in accordance with the terms and provisions thereof.

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     4.   Brokers.  Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Sixth Amendment, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees and court costs), loss and liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Sixth Amendment or the negotiation thereof to the extent such claim or claims by any such broker or agent are based in whole or in part on dealing with Tenant or its representatives and not Landlord or its representatives. Landlord covenants, represents and warrants that Landlord has had no dealings or negotiations with any broker or agent in connection with the consummation of this Sixth Amendment, and Landlord covenants and agrees to pay, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys' fees and court costs), loss and liability for any compensation, commissions or charges in connection with this Sixth Amendment or the negotiation thereof, claimed by any broker or agent if the claims by such brokers or agents are based in whole or part on dealing with Landlord or its representatives and not with Tenant or its representatives.

     5. No Modification. Except as specifically provided herein, nothing contained in this Sixth Amendment shall be deemed to modify in any respect the terms, provisions or conditions of the Lease, and such terms, provisions and conditions are hereby ratified and shall remain in full force and effect as modified hereby.

     6. Construction. In the event that there is any inconsistency between the terms of this Sixth Amendment and the terms of the Lease, the terms of this Sixth Amendment shall prevail.

     7. Entire Agreement. This Sixth Amendment contains the sole and entire understanding and agreement of the parties with respect to its entire subject matter and all prior negotiations, discussions, representations, agreements, and understandings heretofore had among the parties with respect thereto are merged herein.

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     8.   Counterparts.  The Sixth Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

     9. Successors and Assigns. This Sixth Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Sixth Amendment as of the day and year first above written.

                         LANDLORD:

                         RREEF USA FUND-III,
                         a California group trust

                         By:  RREEF MANAGEMENT COMPANY,
                              a California Corporation

                         By:  /s/ Denise Stewart
                              __________________
                         Name:  Denise Stewart
                         Title: Vice President,
                         Director of Properties


                         By:  /s/ Alane S. Berkowitz
                              ______________________
                         Name:  Alane S. Berkowitz
                         Title: District Manager

                         TENANT:

                         THE UNITED STATES LIFE INSURANCE
                         COMPANY IN THE CITY OF NEW YORK


ATTEST:

/s/ John L. Dietze                 By:  /s/ Richard G. Hohn
__________________                      ___________________
Name:  John L. Dietze              Name:  Richard G. Hohn
Title: Assistant Secretary         Title: Senior Vice President
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     8.   Counterparts.  The Sixth Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

     9. Successors and Assigns. This Sixth Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Sixth Amendment as of the day and year first above written.

                         LANDLORD:

                         RREEF USA FUND-III,
                         a California group trust

                         By:  RREEF MANAGEMENT COMPANY,
                              a California Corporation

                         By:  /s/ Denise Stewart
                              __________________
                         Name:  Denise Stewart
                         Title: Vice President,
                                Director of Properties


                         By:  /s/ Alane S. Berkowitz
                              ______________________
                         Name:  Alane S. Berkowitz
                         Title: District Manager

                         TENANT:

                         THE UNITED STATES LIFE INSURANCE
                         COMPANY IN THE CITY OF NEW YORK


ATTEST:

/s/ James F. DeVarso               By:  /s/ Richard G. Hohn
____________________                    ___________________
Name:  James F. DeVarso            Name:  Richard G. Hohn
Title: Assistant Secretary         Title: Senior Vice President